Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Hamid Shokrgozar	Lytham Partners, LLC
	Chairman and CEO	Retail: Joe Dorame
	White Electronic Designs Corporation	Institutional/Analyst: Joe Diaz
	602-437-1520	diaz@lythampartners.com
	hamid@wedc.com	Media: Kristen Klein
602-889-9700
White Electronic Designs Corporation Announces Decision to Dispose of its
Interface Electronics and Commercial Microelectronics Product Lines
April 2, 2008 — PHOENIX — White Electronic Designs Corporation (NASDAQ: WEDC) today announced the decision to dispose of its interface electronics product line, which is included in its display segment, and its commercial microelectronics product lines, which is included in its microelectronic segment. The Interface Electronics Division, located in Columbus, Ohio, is a supplier of interface solutions, including membrane and elastomer keypads, primarily for the appliance markets. The commercial microelectronics product lines include high-density memory products and multi-chip modules for data communications and telecommunications providers.
Hamid Shokrgozar, the Company’s President, Chief Executive Officer and Chairman of the Board, stated, “From a strategic standpoint, we are focusing our business in the product lines where we have superior technical knowledge, specialized manufacturing capabilities and an on-going commitment to research and development. We are dedicated to maintaining our strong market leadership position in the military microelectronic market and the technologically advanced segment of the display business. We believe that streamlining our organization will strengthen our ability to move quickly to deliver the very best solutions to our core markets with the goal of rewarding our loyal shareholders with enhanced value in the years to come.”
The Company expects to record impairment charges and costs related to these discontinued operations in the three-month period ended March 29, 2008; however, it is still in the process of determining such charges.
The Company will discuss this announcement, including its future estimation of related charges, impairments or costs, at the Company’s conference call to review the results of the second quarter ended March 29, 2008.
About WEDC
White Electronic Designs Corporation designs and manufactures innovative high technology components, systems, and branded products for military, industrial, medical and commercial markets. The Company’s Microelectronic products include high-density memory packages and advanced self contained multi-chip and system-in-a-chip modules that are used in a growing range of applications across the Company’s markets. The

Company also produces anti-tamper security coatings for mission-critical semiconductor components in defense applications. The Company’s Display segment designs and manufactures enhanced and reinforced high-legibility flat-panel displays for commercial, medical, defense and aerospace systems. The segment also designs and manufactures digital keyboard and touch-screen operator-interface systems, and electromechanical assemblies for commercial, industrial and military systems. The Company is headquartered in Phoenix, Arizona and has design and manufacturing centers in Arizona, Indiana, Ohio, and Oregon and manufacturing relationships in China. To learn more about White Electronic Designs Corporation’s business, as well as employment opportunities, visit our website at www.whiteedc.com.
Cautionary Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward looking statements included in this press release include (i) the ability of the Company to dispose the assets of the Interface Electronic and Commercial Microelectronic product lines and (ii) the likely effects of streamlining the business in the manner discussed in this press release. Additionally, other factors that could materially and unexpectedly affect the Company’s results are set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.